As filed with the Securities and Exchange Commission on June 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHOENIX MOTOR INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-4319789
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1500 Lakeview Loop

Anaheim, CA 92807

(909) 987-0815

(Address of Principal Executive Offices, Including Zip Code)

Phoenix Motor Inc. 2021 Omnibus Equity Incentive Plan

(Full Title of the Plan)

Chris Wang

Chief Financial Officer

1500 Lakeview Loop

Anaheim, CA 92807

(909) 987-0815

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Mitchell Nussbaum, Esq.
David Levine, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Phone: (212) 407-4000
Fax: (212) 407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) registers 1,960,000 Shares of Common Stock, $0.0004 par value (the “Common Shares”), of Phoenix Motor Inc., a Delaware corporation (the “Registrant”), that may be issued under the Phoenix Motor Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, will constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated by reference into this Registration Statement (except for the portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement):

1.	The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b)(4) under the Securities Act on June 9, 2022, relating to the Registration Statement on Form S-1, as amended (Registration No. 333-261384), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

2.	The Registrant’s Current Report on Form 8-K filed with the Commission on June 13, 2022; and

3.	The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 7, 2022, including any amendments or reports filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and its amended and restated bylaws provide that it will indemnify its directors and executive officers and permits it to indemnify its other officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and executive officers, whereby it has agreed to indemnify its directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee or agent of Phoenix Motor Inc., provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of Phoenix Motor Inc. At present, there is no pending litigation or proceeding involving a director or executive officer of Phoenix Motor Inc. regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File no. 333-261384) filed with the Commission on November 29, 2021.
3.2	Certificate of Amendment of Phoenix Motor Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File no. 333-261384) filed with the Commission on November 29, 2021.
3.3	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File no. 333-261384) filed with the Commission on November 29, 2021.

3.4	Certificate of Amendment to Amended Certificate of Incorporation of Phoenix Motor Inc. (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File no. 333-261384) filed with the Commission on November 29, 2021.
3.5	Second Certificate of Amendment to Amended Certificate of Incorporation of Phoenix Motor Inc. dated March 8, 2022. (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (File no. 333-261384) filed with the Commission on April 20, 2022.
3.6	Third Certificate of Amendment to Certificate of Incorporation of Phoenix Motor Inc. dated April 29, 2022. (incorporated herein by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form S-1 (File no. 333-261384) filed with the Commission on May 6, 2022.
3.7	Certificate of Correction to the Second Amendment to the Amended Certificate of Incorporation (incorporated herein by reference to Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1 (File no. 333-261384) filed with the Commission on May 17, 2022.
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File no. 333-261384) filed with the Commission on May 24, 2022.
4.2	Form of Representative’s Warrant (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File no. 333-261384) filed with the Commission on May 24, 2022.
4.3	Stock Option Agreement dated January 24, 2021 between the Company and Xiaofeng Peng. (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File no. 333-261384) filed with the Commission on November 29, 2021.
5.1	Opinion of Loeb & Loeb LLP*
10.1	Phoenix Motor Inc. 2021 Omnibus Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File no. 333-261384) filed with the Commission on November 29, 2021.
23.1	Marcum Bernstein and Pinchuk LLP
107	Filing Fee Table

* Included herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Anaheim, California, on the 28th day of June , 2022.

PHOENIX MOTOR INC.

By:	/s/ Liang Lance Zhou
Liang Lance Zhou, Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Liang Lance Zhou and Chris Wang his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Liang Lance Zhou Liang Lance Zhou	Chief Executive Officer and Director (principal executive officer)	June 28, 2022

/s/ Chris Wang Chris Wang	Chief Financial Officer (principal financial and accounting officer)	June 28, 2022

/s/ Denton Peng Denton Peng	Chairman and Director	June 28, 2022

/s/ HoongKhoeng Cheong HoongKhoeng Cheong	Director	June 28, 2022

/s/ John F. Perkowski John F. Perkowski	Director	June 28, 2022

/s/ Steven F. Stivers Steven E. Stivers	Director	June 28, 2022

/s/ Sam Van Sam Van	Director	June 28, 2022
/s/ Zhenxing Fu Zhenxing Fu	Director	June 28, 2022